Exhibit 10.7d


                       AMERICAN WOODMARK CORPORATION
               1995 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN


                PART I.  PLAN ADMINISTRATION AND ELIGIBILITY
                --------------------------------------------

I.  PURPOSE

     The purpose of this Non-Employee Directors Stock Option Plan (the "Directors Plan") of American Woodmark Corporation (the "Company") is to encourage ownership in the Company by non-employee members of the Board of Directors (the "Board") of the Company, in order to promote long-term shareholder value and to provide non-employee members of the Board with an incentive to continue as directors of the Company.

II.  ADMINISTRATION

     The Directors Plan shall be administered by the Board. Grants of stock options ("Options") under the Directors Plan shall be automatic as described in
Section VII. However, the Board shall have all powers vested in it by the terms of the Directors Plan, including, without limitation, the authority (within the limitations described herein) to prescribe the form of the agreement embodying awards of stock options under the Directors Plan, to construe the Directors Plan, to determine all questions arising under the Directors Plan, and to adopt and amend rules and regulations for the administration of the Directors Plan as it may deem desirable. Any decision of the Board in the administration of the Directors Plan, as described herein, shall be final and conclusive. The Board may act only by a majority of its members in office, except that members thereof may authorize any one or more of their number or any officer of the Company to execute and deliver documents on behalf of the Board. No member of the Board shall be liable for anything done or omitted to be done by him or any other member of the Board in connection with the Directors Plan, except for his own willful misconduct or as expressly provided by statute.

III.  PARTICIPATION IN THE DIRECTORS PLAN

     The Terms "parent corporation" and "subsidiary corporation," as used in this Plan, shall have the meanings given them in Section 424(e) and (f) of the Internal Revenue Code of 1990, as amended (the "Internal Revenue Code"), and the term "subsidiary corporation" shall also mean an unconsolidated subsidiary, whether or not 50%-owned.

IV.  STOCK SUBJECT TO THE DIRECTORS PLAN

     The maximum number of shares of the Company's Common Stock ("Shares") that may be issued upon exercise of Options granted pursuant to the Directors Plan shall be 30,000, subject to adjustment as provided in
Section XII. Shares that have not been issued under the Directors Plan allocable to Options and portions of Options that expire or terminate unexercised may again be subject to a new Option.


                             PART II.  OPTIONS
                             -----------------

V.  NON-STATUTORY STOCK OPTIONS

     All Options granted under the Directors Plan shall be non-statutory in nature and shall not be entitled to special tax treatment under Section 422 of the Internal Revenue Code.

VI.  OPTION EXERCISE PRICE

     The Option exercise price shall be the fair market value of the Shares subject to such Option on the date the Option is granted, which shall be the average of the highest and lowest reported sale prices per share of the Shares on the NASDAQ National Issues Transaction Tape (or if there have been no transactions, the average of the bid and asked prices) on the date of grant.

VII.  TERMS, CONDITIONS AND FORM OF OPTIONS

     Each Option shall be evidenced by a written agreement in such form as the Board shall from time to time approve, which agreement shall comply with and be subject to the following terms and conditions:

     A. Option Grant Date. Each director of the Company who is eligible to be granted an Option hereunder on the effective date of the Directors Plan (as provided in Section XIII) shall automatically receive an Option to purchase 1,000 Shares. Each director newly elected by the Company's shareholders after the effective date who is eligible to be granted Options hereunder on the anniversary date of the Option grant shall automatically receive an Option to purchase 1,000 Shares on the date of such Directors Plan anniversary. Each director shall annually thereafter on the anniversary date of his first Option grant automatically receive an Option to purchase 1,000 Shares. If at any time under the Directors Plan there are not sufficient shares available to fully permit the automatic Option grants described in this paragraph, the Option grants shall be reduced pro rata (to zero if necessary) so as not to exceed the number of Shares available.

     B. Options Not Transferable. An Option shall not be transferable by the optionee otherwise than by will, or by the laws of descent and distribution, and shall be exercised during the lifetime of the optionee only by him or her. An Option transferred by will or by the laws of descent and distribution may be exercised by the optionee's personal representative within one year of the date of the optionee's death to the extent the optionee could have exercised the Option on the date of his or her death. No Option or interest therein may be transferred, assigned, pledged or hypothecated by the optionee during his or her lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process.

     C. Exercise of Options. An Option shall be exercisable as to one-third of the number of shares on the first anniversary of the Date of Grant, and as to an additional one-third of the number of shares on each succeeding anniversary until fully exercisable. No Option may be exercised:

     1. before the Directors Plan is approved by shareholders of the Company;

     2. after the expiration of four (4) years from the date the Option is granted; provided, however, that each Option shall be subject to termination before its date of expiration as hereinafter provided;

     3. except by written notice to the Company at its principal office, stating the number of Shares the optionee has elected to purchase, accompanied by payment in cash and/or by delivery to the Company of Shares (valued at fair market value on the date of exercise) in the amount of the full Option exercise price for the Shares being acquired thereunder; and

     4. only at such time as an optionee is a director of the Company, or within three (3) months after the date the optionee ceases to be a director of the Company, to the extent then exercisable.

VIII.  WITHHOLDING

     Upon the transfer of Shares as a result of the exercise of an option, the Company shall have the right to retain or sell without notice sufficient Shares (taken at the last reported sales price of such Shares on the NASDAQ National Market Issues Transaction Tape on such date or dates as may be determined by the Board, but not more than five business days prior to the date on which such Shares would otherwise have been delivered) to cover the amount of any federal or state income tax required by any government to be withheld or otherwise deducted and paid with respect to such payment and the exercise of the Options, remitting any balance to the optionee; provided, however, that the optionee shall have the right to provide the Company with the funds to enable it to pay such tax.

IX.  MODIFICATION, EXTENSION AND RENEWAL OF OPTIONS

     The Board shall have the power to modify, extend or renew outstanding Options and to authorize the grant of new Options in substitution therefor, provided that any such action may not have the effect of altering or impairing any rights or obligations of any person under any Option previously granted without the consent of the optionee.


                         PART III.  GENERAL PROVISIONS
                         -----------------------------

X.  TERMINATION

The Directors Plan shall terminate upon the earlier of:

     A. The adoption of a resolution of the Board terminating the Directors Plan; or

     B.  August 31, 1999.

No termination of the Directors Plan shall without his or her consent materially and adversely affect any of the rights or obligations of any person under any Option previously granted under the Directors Plan.

XI.  LIMITATION OF RIGHTS

     A. No Right to Continue as a Director. Neither the Directors Plan nor the granting of an Option nor any other action taken pursuant to the Directors Plan, shall constitute or be evidence of any agreement or understanding, express or implied, that the Company will retain any person as a director for any period of time.

     B. No Shareholder's Rights Under Options. An optionee shall have no rights as a shareholder with respect to Shares covered by his or her Options until the date of exercise of the Option, and, except as provided in
Section XII, no adjustment will be made for dividends or other rights for which the record date is prior to the date of such exercise.

XII.  CHANGES IN CAPITAL STRUCTURE

     In the event of any merger, consolidation, reorganization, recapitalization, stock dividend, stock split or other change in the corporate structure or capitalization affecting the Shares, the number of Shares that may be issued under the Directors Plan, and the number of Shares subject to or the Option exercise price per Share under any outstanding Option, shall be adjusted automatically so that the proportionate interest of the participant shall be maintained as before the occurrence of such event. Such adjustment in outstanding Options, with a corresponding adjustment in the Option exercise price per Share, shall be made without change in the total Option exercise price applicable to the unexercised portion of the Option, and any such adjustment shall be conclusive and binding for all purposes of the Directors Plan.

XIII.  EFFECTIVE DATE OF THE DIRECTORS PLAN

     The Directors Plan shall be effective on the date of adoption by the shareholders of the Company.

XIV.  AMENDMENT OF THE DIRECTORS PLAN

     The Board may suspend or discontinue the Directors Plan or revise or amend the Directors Plan in any respect; provided, however, that without approval of the shareholders no revision or amendment shall increase the number of Shares subject to the Directors Plan (except as provided in Section XII) or materially increase the benefits accruing to participants under the Directors Plan.

XV.  NOTICE

     Any written notice to the Company required by any of the provisions of the Directors Plan shall be addressed to the Treasurer of the Company and delivered personally or mailed first class, postage prepaid to the Company at its principal business address.

XVI.  MISCELLANEOUS PROVISIONS

     A. Securities Laws. No Shares shall be issued hereunder if counsel for the Company advises that such issuance would constitute a violation of applicable securities laws.

     B. Ratification. By accepting any Option or other benefit under the Directors Plan, each participant and each person claiming under or through such person shall be conclusively deemed to have given his or her acceptance and ratification of, and consent to, any action taken by the Company or the Board.